Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 400 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Chesapeake Oilfield Operating, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	45-3338422
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Oilfield Finance, Inc.

(Exact name of obligor as specified in its charter)

Delaware	38-3853836
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Nomac Drilling, L.L.C.

(Exact name of additional registrant as specified in its charter)

Oklahoma	26-3069548
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Compass Manufacturing, L.L.C.

(Exact name of additional registrant as specified in its charter)

Oklahoma	26-1455378
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Thunder Oilfield Services, L.L.C.

(Exact name of additional registrant as specified in its charter)

Oklahoma	45-2439349
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Performance Technologies, L.L.C.

(Exact name of additional registrant as specified in its charter)

Oklahoma	27-3655813
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

PTL Prop Solutions, L.L.C.

(Exact name of additional registrant as specified in its charter)

Oklahoma	45-2922147
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Mid-States Oilfield Supply LLC

(Exact name of additional registrant as specified in its charter)

Oklahoma	02-0739914
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Nomac Services, L.L.C.

(Exact name of additional registrant as specified in its charter)

Oklahoma	45-1157545
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Great Plains Oilfield Rental, L.L.C.

(Exact name of additional registrant as specified in its charter)

Oklahoma	20-5654318
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Oilfield Trucking Solutions, L.L.C.

(Exact name of additional registrant as specified in its charter)

Oklahoma	45-2524795
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Hodges Trucking Company, L.L.C.

(Exact name of additional registrant as specified in its charter)

Oklahoma	73-1293811
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Keystone Rock & Excavation, L.L.C.

(Exact name of additional registrant as specified in its charter)

Oklahoma	27-2958771
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

6100 North Western Avenue Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip code)

6.625% Senior Notes due 2019

and Guarantees of 6.625% Senior Notes due 2019

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219
Federal Reserve Bank	San Francisco, CA 94105
Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 23rd day of May, 2013.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ L. Garcia
Name:	L. Garcia
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business March 31, 2013, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	660
Interest-bearing balances	354
Securities:
Held-to-maturity securities	0
Available-for-sale securities	689,326
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	76,200
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	5,449
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	152,015
Other assets	141,868

Total assets	$1,922,185

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LIABILITIES
Deposits:
In domestic offices	536
Noninterest-bearing	536
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	242,248
Total liabilities	242,784
Not applicable
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,615
Not available
Retained earnings	552,729
Accumulated other comprehensive income	4,057
Other equity capital components	0
Not available
Total bank equity capital	1,679,401
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,679,401

Total liabilities and equity capital	1,922,185

I, Cherisse Waligura, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Cherisse Waligura	)	CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Frank P. Sulzberger, Director	)	Directors (Trustees)
William D. Lindelof, Director	)

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